UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2021

JMP Group LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36802 (Commission File Number)	47-1632931 (IRS Employer Identification No.)

600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(415) 835-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares representing limited liability company interests in JMP Group LLC	JMP	New York Stock Exchange
JMP Group LLC 6.875% Senior Notes due 2029	JMPNZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2021, two wholly owned subsidiaries of JMP Group LLC (“JMP”, or the “Company”), namely, JMP Group Inc. and JMP Capital LLC (the “Sellers”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Logan Ridge Finance Corporation (“LRF”), Portman Ridge Finance Corporation (“PTMN”), Medalist Partners Harvest Master Fund, Ltd. (“Medalist”) and Alternative Credit Income Fund (“ACIF,” and together with LRF and PTMN, the “Buyers”) . Pursuant to the Purchase Agreement, Sellers will sell to the Buyers (a) subordinated notes issued pursuant to an Indenture dated June 29, 2017, by and between JMP Credit Advisors CLO IV Ltd., an exempt company incorporated under the laws of the Cayman Islands, JMP Credit Advisors CLO IV LLC, a Delaware limited liability company, and U.S. Bank National Association (the “Trustee”) and (b) subordinated notes issued pursuant to an Indenture dated July 26, 2018, by and between JMP Credit Advisors CLO V Ltd., an exempt company incorporated under the laws of the Cayman Islands, JMP Credit Advisors CLO V LLC, a Delaware limited liability company and the Trustee. The subordinated notes described in (a) and (b) above are referred to as the “Subordinated Notes”.

The aggregate consideration to be paid to the Sellers for the Subordinated Notes at the closing of the sale is Fourteen Million Eight Hundred Seventy-Seven Thousand and Two Hundred Five Dollars and Seventy-Seven Cents ($14,877,205.77) in cash and 556,852 shares of common stock, par value $0.01 per share of PTMN (the “PTMN Shares”).

PTMN has agreed to file a Registration Statement on Form N-2 covering the resale of the PTMN Shares on a delayed or continuous basis (the “Form N-2 Shelf”) not later than November 5, 2021 (the “Filing Deadline”). PTMN has agreed to use its commercially reasonable efforts to cause the Form N-2 Shelf to be declared effective under the Securities Act of 1933, as amended, (the “Securities Act”) no later than the 45th calendar day following the Filing Deadline, and to use its reasonable efforts to keep such Form N-2 Shelf continuously effective until the date that all PTMN Shares have been disposed by the Sellers or until such time as all PTMN Shares can be sold pursuant to Rule 144 under the Securities Act without volume or manner of sale restrictions thereunder. PTMN has the right to suspend the effectiveness of the Form N-2 Shelf under customary circumstances as set forth in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference into this report.  Investors should read the Purchase Agreement together with the other information concerning JMP that JMP publicly files in reports and statements with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1
Purchase and Sale Agreement, dated as of October 22, 2021 by and among JMP Group Inc., JMP Capital LLC, Logan Ridge Finance Corporation, Portman Ridge Finance Corporation, Medalist Partners Harvest Master Fund, Ltd., and Alternative Credit Income Fund.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

Statements in this filing that relate to the future plans, events, expectations, performance, objectives and the like of JMP Group LLC and its subsidiaries (“JMP”), may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements.

The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) whether and when the Form N-2 Shelf will be declared effective and the time the Form N-2 Shelf will remain effective, (2) the ability of the Sellers to sell the PTMN Shares; (3) the failure of the other transactions contemplated under the Purchase Agreement to be consummated for any reason; and (4) other factors described in JMP’s proxy statement on Schedule 14A filed with the SEC on October 15, 2021 and JMP’s other filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the section entitled “Risk Factors” in JMP’s Form 10-K for the fiscal year ended December 31, 2020.  Readers are strongly urged to read the full cautionary statements contained in those materials.  We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP LLC

Date: October 25, 2021	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer